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                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER dated as of December 31, 1996 among MICROTEL INTERNATIONAL, INC., a Delaware corporation ("MicroTel"), XIT ACQUISITION INC., a New Jersey corporation and a wholly owned subsidiary of MicroTel ("Sub"), and XIT CORPORATION, a New Jersey corporation (formerly XCEL Corporation) ("XIT").

                              W I T N E S S E T H:

         WHEREAS the respective Boards of Directors of MicroTel, Sub and XIT have approved the merger of XIT and Sub;

         WHEREAS, to effect such transaction, the respective Boards of Directors of MicroTel, Sub and XIT, and MicroTel acting as the sole shareholder of Sub, have approved the merger of XIT and Sub (the "Merger"), pursuant and subject to the terms and conditions of this Agreement, whereby each issued and outstanding share of Common Stock, no par value, of XIT ("XIT Common Stock") will be converted into the right to receive shares of Common Stock, par value $.0033 per share, of MicroTel ("MicroTel Common Stock") as provided herein;

         WHEREAS MicroTel, Sub and XIT desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

                  NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

         1.1 The Merger. Subject to the provisions of this Agreement, a certificate of merger (the "Certificate of Merger") shall be duly prepared, executed and acknowledged by the Sub and XIT and thereafter delivered to the Secretary of State of the State of New Jersey, for filing, as provided in the New Jersey Business Corporation Act (the "NJBCA"), as soon as practicable on the Closing Date (as defined in Section 1.2). The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of New Jersey or at such later time as is provided in the Certificate of Merger (the "Effective Time"). As a result of the Merger, the Surviving Corporation shall become a wholly-owned subsidiary of MicroTel at the Effective Time. For federal income tax purposes, it is intended that the Merger shall constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

         1.2 Closing. Subject to the Merger receiving all requisite shareholder approvals and subject to the provisions of this Agreement, the parties shall hold a closing (the "Closing") on (i) the later of (A) twenty days following the tabulation date for the written consents of the shareholders of XIT approving the Merger and (B) the first business day on which the last of the conditions set forth in Article VI to be fulfilled prior to the Closing is fulfilled or waived or (ii) such other date as the parties hereto may agree (the "Closing Date"), at 10:00 A.M. (local time) at such time and place as the parties hereto may agree.

         1.3 Effects of the Merger.

         (a) At the Effective Time, the separate existence of Sub shall cease and Sub shall be merged with and into XIT (Sub and XIT are sometimes referred to herein as the "Constituent Corporations") and XIT shall continue as the surviving corporation under the corporate name "XIT Corporation" (the "Surviving Corporation").

         (b) At and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all and singular rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, and all other things in action or belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter the property of the Surviving Corporation as they were of the Constituent Corporations; but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts and liabilities had been incurred by it.

         1.4 Certificate of Incorporation, By-Laws and Directors and Officers. The Certificate of Incorporation of the Surviving Corporation in effect immediately prior to the Effective Time shall be and remain the Certificate of Incorporation of the Surviving Corporation, until thereafter amended in accordance with the provisions therein and as provided by the NJBCA. The By-Laws of the Surviving Corporation in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation until thereafter amended in accordance with its terms. The initial directors and officers of the Surviving Corporation shall be the directors and officers of the Surviving Corporation immediately prior to the Effective Time, in each case until their successors are duly elected and qualified.

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                                   ARTICLE II

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

         2.1 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of XIT Common Stock or capital stock of Sub:

         (a) Capital Stock of Sub. Each issued and outstanding share of the capital stock of Sub shall be converted into and become one fully paid and nonassessable share of Common Stock, no par value, of the Surviving Corporation.

         (b) Cancellation of Treasury Stock. All shares of XIT Common Stock that are owned by XIT as treasury stock shall be canceled and retired and shall cease to exist and no stock of MicroTel or other consideration shall be delivered in exchange therefor.

         (c) Conversion of XIT Common Stock. Each issued and outstanding share of XIT Common Stock (other than shares to be canceled in accordance with Section 2.1(b) and shares held by persons who perfect their dissenters' right) shall be converted into the right to receive such number of fully paid and nonassessable shares of MicroTel Common Stock such that the shareholders, optionholders and warrantholders of XIT own or have the right to acquire in the aggregate 65% of the outstanding shares of MicroTel Common Stock on a fully diluted basis. All shares of XIT Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of MicroTel Common Stock to be issued in consideration therefor upon the surrender of such certificate in accordance with Section 2.2.

         (d) Dissenting Shares. Notwithstanding anything herein to the contrary, shares of XIT Common Stock that are outstanding immediately prior to the Effective Time and that are held by shareholders, if any, who are entitled to assert a right to dissent from the Merger and who demand and validly perfect their rights to receive the "fair value" of their shares with respect to the Merger under Chapter 11 of the NJBCA (the "Dissenting Shares") shall not be converted into or be exchangeable for the right to receive shares of MicroTel Common Stock, but the holders of such shares of XIT Common Stock shall be entitled solely to payment of the "fair value" of such shares in accordance with the provisions of the NJBCA; except that (i) if such demand to receive "fair value" shall be withdrawn upon the consent of the Surviving Corporation, (ii) if this Merger Agreement shall be terminated, or the Merger shall not be consummated, (iii) if no demand or petition for the determination of "fair value" by a court shall have been made or filed within the time provided in the provisions of the NJBCA or (iv) if a court of competent jurisdiction shall determine that such holder of Dissenting Shares is not entitled to the relief provided by the provisions of the NJBCA, then the right of such holder of Dissenting Shares to be paid the "fair value" of his or her shares of XIT Common Stock shall cease and with respect to clauses (i),
         (iii) and (iv) above such Dissenting Shares shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the number of shares of MicroTel Common Stock into which such shares would have been converted in the Merger in accordance with Section 2.1(c) hereof, without any interest thereon, and with respect to clause (ii) above the status of such shareholder shall be restored retroactively without prejudice to any corporate proceeding which may have been taken during the interim.

         (e) Assumption of XIT Stock Options and Warrants. At the Effective Time, each option to purchase shares of XIT Common Stock and each outstanding warrant to purchase shares of XIT Common Stock which is then outstanding, whether or not then vested or exercisable, shall be assumed by MicroTel on the terms set forth in Sections 5.6 and 5.7 of this Agreement. Prior to the Effective Time, the Board of Directors of XIT shall take such action as may be required under the governing option agreements and warrant agreements or otherwise to effectuate such assumption by MicroTel.

         2.2 Exchange of Certificates.

         (a) Exchange Agent. As of the Effective Time, MicroTel shall deposit with American Securities Transfer Co., the transfer agent for MicroTel (the "Exchange Agent"), for the benefit of the holders of shares of XIT Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the shares of MicroTel Common Stock (the "MicroTel Certificates") issuable pursuant to Section
         2.1 in exchange for outstanding shares of XIT Common Stock.

         (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of XIT Common Stock (the "XIT Certificates") whose shares were converted into the right to receive shares of MicroTel Common Stock pursuant to Section 2.1, (i) a MicroTel Certificate representing that number of whole shares of MicroTel Common Stock to which such holder has the right to receive pursuant to the provisions of this Article II, and (ii) a check representing the cash consideration to which such holder may be entitled on account of a fractional share of MicroTel Common Stock as provided in Section 2.2(e). Upon mailing of such MicroTel Certificates all outstanding XIT Certificates other than Dissenting Shares shall be canceled.

         (c) No Further Ownership Rights in XIT Common Stock. All shares of MicroTel Common Stock issued in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of XIT Common Stock, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of XIT Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, XIT Certificates are presented to the Surviving Corporation for any reason, they shall forthwith be canceled.

         (d) No Fractional Shares. No certificates representing fractional shares of MicroTel Common Stock shall be issued for exchange of XIT Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of MicroTel and each holder of XIT Common Stock will receive cash in lieu of any fraction of MicroTel Common Stock in an amount equal to such fraction multiplied by the average of the closing bid prices of MicroTel Common Stock on the Nasdaq SmallCap Market during the five trading days preceding the Closing Date. Payment of such amounts shall be made by MicroTel.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

        3.1 Representations and Warranties of MicroTel and Sub. MicroTel and Sub represent and warrant to XIT as follows:

         (a) Organization, Standing and Power. Each of MicroTel and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state or country of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify would not have a material adverse effect on MicroTel and its subsidiaries taken as a whole. Schedule 3.1(a) hereto lists each of the direct and indirect subsidiaries of MicroTel. All issued and outstanding shares of capital stock of each subsidiary have been duly authorized, are fully paid and nonassessable, and, except as set forth on Schedule 3.1(a), are lawfully owned of record and beneficially by MicroTel or another subsidiary free and clear of all pledges, liens, claims, security interests and other charges or defects in title of any nature whatsoever. Except for the subsidiaries or as set forth in Schedule 3.1(a) and except for shares representing less than 1% of the outstanding shares of any corporation, MicroTel owns no shares of any corporation and has no interest, either of record, beneficially or equitably, in any association, partnership, joint venture or other legal entity.

         (b) Capital Structure. The authorized capital stock of MicroTel consists of 25,000,000 shares of MicroTel Common Stock, par value $.0033 per share and 10,000,000 shares of MicroTel Preferred Stock, par value $.01 per share. As of the close of business on December 27, 1996, 2,860,559 shares of MicroTel Common Stock were outstanding; no shares of MicroTel Common Stock were held by MicroTel in its treasury, and no shares of MicroTel Preferred Stock were issued or outstanding. All outstanding shares of MicroTel capital stock are, and the shares of MicroTel Common Stock to be issued pursuant to this Agreement will be, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except for options and warrants described in
         Schedule 3.1(b) hereto, there are no options, warrants, calls, agreements or other rights to purchase or otherwise acquire from MicroTel at any time, or upon the happening of any stated event, any shares of the capital stock of MicroTel or any of its subsidiaries, whether or not presently issued or outstanding.

         (c) Certificate of Incorporation, By-Laws, and Minute Books. The copies of the Certificate of Incorporation and all amendments thereto and of the By-Laws, as amended, of MicroTel and its subsidiaries which have been delivered to XIT are true, correct and complete copies thereof. The minute books of MicroTel and its subsidiaries which have been made available for inspection contain accurate minutes of all meetings and accurate consents in lieu of meetings of the Board of Directors (and any committee thereof) and of the shareholders of MicroTel and its subsidiaries since the respective dates of incorporation and accurately reflect all transactions referred to in such minutes and consents in lieu of meetings.

         (d) Authority. MicroTel and Sub have all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Boards of Directors of MicroTel and Sub and MicroTel as the sole shareholder of Sub. No other corporate or shareholder proceedings on the part of MicroTel or Sub are necessary to authorize the Merger and the other transactions contemplated hereby.

         (e) Conflict with Other Agreements; Approvals. This Agreement has been duly executed and delivered by MicroTel and Sub and constitutes a valid and binding obligation of MicroTel and Sub enforceable in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "Violation") pursuant to any provision of the Certificate of Incorporation or By-laws of MicroTel or any of its subsidiaries or, except as set forth on Schedule 3.2(e) hereto result in any Violation of any loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to MicroTel or any of its subsidiaries or their respective properties or assets which Violation would have a material adverse effect on MicroTel and its subsidiaries taken as a whole. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity") is required by or with respect to MicroTel or any of its subsidiaries in connection with the execution and delivery of this Agreement by MicroTel and Sub or the consummation by MicroTel and Sub of the transactions contemplated hereby, the failure to obtain which would have a material adverse effect on MicroTel and its subsidiaries, taken as a whole, except for (i) the filing of such documents with, and the obtaining of such orders from the Securities and Exchange Commission (the "SEC") and the various state authorities, including state securities authorities, that are required in connection with the transactions contemplated by this Agreement and (ii) the filing of the Certificate of Merger with the Secretary of State of the State of New Jersey.

         (f) SEC Documents; Financial Statements. (i) MicroTel has furnished XIT with a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by MicroTel with the Securities and Exchange Commission (the "SEC") since January 1, 1993 (as such documents have since the time of their filing been amended, the "MicroTel SEC Documents") which are all the documents (other than preliminary material) that MicroTel was required to file with the SEC since such date. As of their respective dates, the MicroTel SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations of the SEC thereunder applicable to such MicroTel SEC Documents, and none of the MicroTel SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (ii) MicroTel has delivered to XIT true and complete copies of (x) the consolidated balance sheet of MicroTel at December 31, 1995 and the related consolidated statement of income, changes in shareholders'

         equity, changes in financial position and notes thereto for the year then ended, certified by BDO Seidman, LLP, independent public accountant (the "MicroTel 1995 Financials"); and (y) an unaudited consolidated balance sheet of MicroTel at September 30, 1996 and related consolidated statement of income, changes in shareholders' equity, changes in financial position and notes thereto for the periods ended September 30, 1996 (the "MicroTel 1996 Financials"). The MicroTel 1995 Financials have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and the MicroTel 1996 Financials have been prepared on a consistent basis during the periods involved (except as may be indicated in the notes thereto) subject to normal, recurring audit adjustments. The MicroTel 1995 Financials and the MicroTel 1996 Financials fairly present the consolidated financial position of MicroTel and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. The financial statements of MicroTel included in the MicroTel SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto.

         (g) Books and Records. The books and records of MicroTel and each of its subsidiaries accurately reflect the transactions to which MicroTel or the subsidiary is a party or by which their properties are subject or bound, and the assets and liabilities of MicroTel or the subsidiary, and such books and records, together with internal accounting procedures and controls maintained by MicroTel and the subsidiaries, provide reasonable assurance that (i) transactions are executed with management's authorization; (ii) transactions are recorded as necessary to permit preparation of MicroTel's consolidated financial statements and to maintain accountability for the assets of MicroTel and each subsidiary; (iii) access to the assets of MicroTel and each subsidiary is permitted only in accordance with management's authorization; (iv) the reported accountability of the assets of MicroTel and each subsidiary is compared with existing assets at reasonable intervals; and (v) the assets recorded on the books and records of MicroTel and the subsidiaries accurately reflect the assets owned by such corporations, except for assets owned by MicroTel and the subsidiaries which have been written off.

         (h) Compliance with Laws. MicroTel and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are material to the operation of the businesses of MicroTel and its subsidiaries, taken as a whole (the "MicroTel Permits"). MicroTel and its subsidiaries are in compliance with the terms of the MicroTel Permits, except where the failure so to comply would not have a material adverse effect on MicroTel and its subsidiaries taken as a whole. The businesses of MicroTel and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which individually or in the aggregate do not, and, insofar as reasonably can be foreseen, in the future will not, have a material adverse effect on MicroTel and its subsidiaries taken as a whole. None of MicroTel, any subsidiary nor any of their officers and directors has : (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law;
         (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, except as allowed by applicable law; (iii) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (iv) made any direct or indirect unlawful payment to any foreign or domestic government official or employee or any purchasing agent or person charged with similar duties of any entity with which MicroTel does business from corporate funds; (v) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (vi) engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are accurately reflected in the normally maintained books and records of MicroTel or the subsidiary; and neither MicroTel nor any subsidiary has reimbursed or repaid, directly or indirectly, any officer or director for any such illegal or improper contribution or payment. No investigation or review by any Governmental Entity with respect to MicroTel or any of its subsidiaries is pending or, to the knowledge of MicroTel, threatened, nor has any Governmental Entity indicated an intention to conduct the same, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, will not have a material adverse effect on MicroTel and its subsidiaries taken as a whole.

         (i) Absence of Certain Changes or Events. Except as set forth in the 1996 MicroTel Financials, or except as contemplated by this Agreement, since September 30, 1996, MicroTel and its subsidiaries have conducted their respective businesses only in the ordinary and usual course, and, as of the date of this Agreement, there has not been (i) any damage, destruction or loss, whether covered by insurance or not, which has, or insofar as reasonably can be foreseen in the future is reasonably likely to have, a material adverse effect on MicroTel and its subsidiaries taken as a whole; (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of MicroTel's capital stock; or (iii) any transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) individually or in the aggregate having or which, insofar as reasonably can be foreseen, in the future is reasonably likely to have, a material adverse effect on MicroTel and its subsidiaries taken as a whole. There is no fact, development or threatened development with respect to the markets, products, services, clients, representatives, customers, facilities, personnel, vendors, suppliers, operations, assets or prospects of the business of MicroTel or its subsidiaries which are known to MicroTel which would materially adversely affect the business of MicroTel or its subsidiaries considered as a whole, other than such conditions as may affect as a whole the economy generally. MicroTel has used its best efforts to keep available for XIT the services of the employees, agents and sales representatives, customers and suppliers of MicroTel active in the conduct of its business. MicroTel does not have any reason to believe that any loss of any employee, agent or sales representative, customer, distributor or supplier or other advantageous arrangement will result because of the consummation of the transactions contemplated hereby.

         (j) Accounts Receivable. The accounts receivable of MicroTel and its subsidiaries as set forth in the 1996 MicroTel Financials or arising since the date thereof are valid and genuine; arise out of bona fide sales and deliveries of goods, performance of services and other business transactions in the ordinary course of business; are not subject to valid defenses, set-offs or counterclaims; and except as reserved for in the 1996 MicroTel Financials, are collectible within 90 days after billing at the full recorded amounts thereof.

         (k) Inventory. Except as reserved for in the 1996 MicroTel Financials, all inventory, including without limitation raw materials, work-in process and finished goods, of

         MicroTel and its subsidiaries reflected in the 1996 MicroTel Financials or acquired since the date thereof was acquired and has been maintained in the ordinary course of business of MicroTel and its subsidiaries consistent with past practice; consists of items of a quality, quantity and condition useable, rentable or saleable in the ordinary course of business of MicroTel and its subsidiaries consistent with past practice; is valued at reasonable amounts based on the ordinary course of business of MicroTel and its subsidiaries during the past six months; and is not subject to any material write-down or write-off.

         (l) Liabilities and Obligations. Except as described in Schedule 3.2(l), neither MicroTel nor any subsidiary has any liabilities or obligations (direct or indirect, contingent or absolute, matured or unmatured) of any nature, whether arising out of contract, tort, statute or otherwise, including federal or state income tax liabilities, except (i) liabilities and obligations in the amounts and categories reflected, reserved against or given effect to in 1996 MicroTel Financials or the SEC Documents; (ii) liabilities and obligations incurred in the ordinary course of business between September 30, 1996 and the date hereof which are consistent with past practice; or (iii) liabilities and obligations that would not have, either individually or in the aggregate, a material adverse effect on the business, prospects, results of operations or condition of

         MicroTel, taken as a whole.

         (m) Litigation. Except as disclosed in the MicroTel SEC Documents filed prior to the date of this Agreement or on Schedule 3.1(m) hereto, there is no suit, action or proceeding pending, or, to the knowledge of MicroTel, threatened against or affecting MicroTel or any subsidiary of MicroTel which is reasonably likely to have a material adverse effect on MicroTel and its subsidiaries taken as a whole, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against MicroTel or any subsidiary of MicroTel having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

         (n) Taxes. Except as described in Schedule 3.2(n), (i) all federal, state and local tax returns, reports and statements (including all income tax, unemployment compensation, social security, payroll, sales and use, excise, privilege, property, ad valorem, franchise, license, school and any other tax under laws of the United States or any state or municipal or political subdivision thereof) required to be filed by MicroTel or any subsidiary (the "Tax Returns"), have been filed with the appropriate governmental agencies in all jurisdictions in which such returns, reports and statements are required to be filed, and all such returns, reports and statements properly reflect the taxes of MicroTel and its subsidiaries for the periods, properties or events covered thereby; (ii) all federal, state and local taxes, assessments, interest, penalties, deficiencies, fees and other governmental charges or impositions, including those enumerated above in respect of the Tax Returns or other taxes due (all the foregoing, the "Taxes"), have been properly accrued or paid; (iii) the accruals for Taxes contained in the 1996 MicroTel Financials are adequate to cover the tax liabilities of MicroTel and its subsidiaries as of September 30, 1996, and nothing has occurred subsequent to that date to make any of such accruals inadequate; (iv) amounts reflected as carryforwards of credits against United States federal and state income tax and of net operating losses on the MicroTel 1995 Financials, or on the books of MicroTel and on the books of any subsidiary are accurate in amount, subject to subsequent limitations relating to the Merger; (v) neither MicroTel nor any subsidiary has knowledge of any basis for any additional assessment of Taxes; (vi) MicroTel and each of its subsidiaries have made all deposits required by law with respect to employees' withholding taxes;
         (vii) neither MicroTel nor any subsidiary has received any notice of assessment or proposed assessment by the Internal Revenue Service or any other taxing authority in connection with any Tax Returns and there are no pending tax examinations of or tax claims asserted against MicroTel or any subsidiary. Neither MicroTel nor any subsidiary has waived any law or regulation fixing, or consented to the extension of, any period of time for assessment of any Taxes.

         (o) Assets. Except as described in Schedule 3.1(o), MicroTel and its subsidiaries have good and marketable title to all their real and personal properties and assets, including without limitation those assets and properties reflected in the 1996 MicroTel Financials in the amounts and categories reflected therein, free and clear of all mortgages, liens, pledges, charges or encumbrances or other third party interests of any nature whatsoever, except (i) the lien of current taxes not yet due and payable, (ii) properties, interests, and assets disposed of by MicroTel or any subsidiary since September 30, 1996 solely in the ordinary course of business consistent with past practice, (iii) such secured indebtedness as is disclosed in the 1996 MicroTel Financials or the SEC Documents covering the properties referred to therein, and (iv) such imperfections of title, easements and encumbrances, if any, as are not substantial in character, amount or extent and do not materially detract from the value, or interfere with the present or proposed use, of the properties subject thereto. Other than properties disposed of by MicroTel or any subsidiary since September 30, 1996 solely in the ordinary course of business consistent with past practice, all buildings, structures, facilities, equipment and other items of tangible personal property reflected in the 1996 MicroTel Financials or acquired since the date thereof are in good operating condition and repair, subject to normal wear and maintenance, are useable in the regular and ordinary course of business of MicroTel and its subsidiaries and conform to all applicable laws, ordinances, codes, rules and regulations and Authorizations (hereinafter defined) relating to their construction, use and operation. The method of amortization or depreciation used by MicroTel for financial reporting purposes is sufficient to write-off entirely each building, structure, facility and item of equipment or other tangible personal property during its useful life. The location of all real property owned by MicroTel or its subsidiaries is disclosed in Schedule 3.1(o).

         (p) Contracts. All written or oral contracts, agreements, leases, mortgages or commitments ("Contracts"), excluding purchase or sales orders placed in the ordinary course of business and other Contracts involving payments of less than $50,000 over the term thereof, to which MicroTel or any subsidiary is a party or may be bound and which cannot be terminated by MicroTel without penalty within 30 days after written notice are listed on Schedule 3.1(p). Except as described in Schedule 3.1(p) hereto, all Contracts are valid and in full force and effect on the date hereof, and neither MicroTel nor any subsidiary has violated any provision of, or committed or failed to perform any act which with notice, lapse of time or both would constitute a default under the provisions of, any Contract, the termination or violation of which might have a materially adverse effect upon the business, assets, liabilities, financial condition, results of operations or prospects of MicroTel or any subsidiary. True and complete copies of all Contracts, together with all amendments thereto, disclosed in Schedule 3.1(p) hereto have been delivered to XIT or made available for inspection.

         Schedule 3.1(p) hereto identifies all Contracts which require the consent or approval of third parties to the execution and delivery of this Agreement or to the consummation and performance of the transactions contemplated hereby.

         (q) Labor Matters. Neither MicroTel nor any subsidiary is a party to or bound by any collective bargaining agreements with respect to any employees of MicroTel or any subsidiary. Except as described in
         Schedule 3.1(q), since January 1, 1990 there has not been, nor to the knowledge of MicroTel was there or is there threatened, any strike, slowdown, picketing or work stoppage by any union or other group of employees against MicroTel or any subsidiary or any of their premises, or any other labor trouble or other occurrence, event or condition of a similar character adversely affecting, or which may adversely affect, the business, results of operations or prospects of MicroTel or any subsidiary.

         (r) Benefit Plans. Schedule 3.1(r) hereto lists all employee benefit plans, contracts, agreements or arrangements sponsored, maintained or contributed to by MicroTel or any of its United States subsidiaries (collectively, the "MicroTel Employee Benefit Plans") including without limitation all employment, pension, retirement, deferred compensation, incentive, bonus, profit-sharing, stock purchase, stock option, performance share, stock appreciation right, phantom stock, life insurance, death or survivor's benefit, health insurance, sickness, disability, medical, surgical, hospital, severance, layoff or vacation plans, contracts, agreements or arrangements. Accurate summaries of the material benefits provided under all Employee Benefit Plans have been delivered to XIT and Sub. Except as described in Schedule 3.1(r), (i) neither MicroTel nor any of its subsidiaries has incurred any obligation to contribute any material amount to any multi-employer plan, as defined in Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) neither MicroTel nor any of its subsidiaries has incurred any material liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA, and (iii) each MicroTel Employee Benefit Plan is in compliance with all applicable laws and regulations in all material respects.

         (s) Patents, Trademarks, etc. MicroTel and its subsidiaries have all patents, trademarks, trade names, service marks, trade secrets, copyrights and other proprietary intellectual property rights as are material in connection with the businesses of MicroTel and its subsidiaries, taken as a whole with no material conflict with, or infringement of, any patent, trademark, trade name, service mark, trade secret, copyright or other proprietary intellectual property rights. Schedule 3.1(s) contains a complete and correct listing of all patents, trademarks, tradenames, service marks, copyrights and applications with respect thereto and license agreements owned or filed by any of MicroTel or its subsidiaries or in which they have an interest and the nature of such interest.

         (t) Licenses, Permits, Etc. MicroTel and its subsidiaries own or possess in the operation of their business all franchises, licenses, permits, consents, approvals, rights, waivers and other authorizations, governmental or otherwise ("Authorization"), which are necessary for them to conduct their business as now conducted except where the failure to obtain such Authorization would not have, either individually or in the aggregate, a material adverse effect on the business, prospects, results of operations or condition of MicroTel, taken as a whole. Neither MicroTel nor any subsidiary is in material default, or has received any notice of any claim of default, with respect to any such Authorization or any notice of any other claim or proceeding or threatened proceeding relating to any such Authorization or claimed lack of any necessary Authorization. Except as described in
         Schedule 3.1(t), neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby will require any notice or consent under or have any material adverse effect upon any such Authorization.

         (u) Environmental Matters.

                  (i) MicroTel has obtained all permits, licenses and other authorizations which are required under Environmental Laws. As used in this Agreement, Environmental Laws shall include, without limitation, any and all federal, state, local and foreign laws and requirements relating to health and safety and pollution or protection of the environment, including laws and requirements relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including without limitation ambient air, surface water, groundwater or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

                  (ii) MicroTel is in full compliance with all terms and conditions of the required permits, licenses and authorizations, and is also in full compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any and all Environmental Laws or contained in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder by any federal, state or local court or other governmental authority, agency or instrumentality except where the failure to comply would not have, either individually or in the aggregate, a material adverse effect on the business, prospects, results of operations or condition of MicroTel, taken as a whole.

                  (iii) MicroTel is not aware of, nor has MicroTel received notice of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance or continued compliance with Environmental Laws or any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder by any federal, state or local court or other governmental authority, agency or instrumentality which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxic or hazardous substance or waste.

                  (iv) There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice or demand letter, notice of violation, investigation, or proceeding pending or threatened against MicroTel relating in any way to any Environmental Law or any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

                  (v) There are no tanks in, on or under any of MicroTel's properties or facilities that are used or have been used for the storage of petroleum products or any other substance, nor have any such tanks ever been located in, on or under any such properties or facilities. There are no asbestos-containing materials in, on or at any of MicroTel's properties or facilities.

         (v) Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities, has no assets or liabilities and has conducted its operations only as contemplated hereby.

         (w) Transactions and Affiliates. Except as described in Schedule 3.1(w), no director or officer of MicroTel or any subsidiary or any member of his or her immediate family, is a party to any Contract or other business arrangement or relationship of any kind with MicroTel or any subsidiary or, except for the ownership of not more than 1% of the stock of a company having a class of securities registered pursuant to the Exchange Act, has an ownership interest in any business, corporate or otherwise, which is a party to, or in any property which is the subject of, business arrangements or relationships of any kind with MicroTel or any subsidiary.

         (x) Brokers. Except for P.K. Hickey and Co., Inc. and Neil Sussman, Esq., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of XIT or MicroTel and the fee payable to such brokers is (i) $50,000 in cash and five year warrants to purchase 125,000 shares of MicroTel Common Stock at $3.00 per share payable to P.K. Hickey and Co. and (ii) $50,000 in cash and five year warrants to
         purchase 25,000 shares of MicroTel Common Stock at $3.00 per share payable to Neil Sussman. The number of warrants may be reallocated by P.K. Hickey and Co., Inc. and Neil Sussman as mutually agreed to by such brokers, but in any event the total number of warrants to be issued to such brokers shall not exceed 150,000. The fees of Hickey and Sussman shall be paid following the closing of the Merger and not later than upon the completion of any equity, debt or convertible debt financing by MicroTel.

         3.2 Representations and Warranties of XIT. XIT represents and warrants to MicroTel and Sub as follows:

         (a) Organization, Standing and Power. Each of XIT and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state or country of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify would not have a material adverse effect on XIT and its subsidiaries taken as a whole. Schedule 3.2(a) hereto lists each of the direct and indirect subsidiaries of XIT. All issued and outstanding shares of capital stock of each subsidiary have been duly authorized, are fully paid and nonassessable, and, except as set forth on Schedule 3.2(a), are lawfully owned of record and beneficially by XIT or another subsidiary free and clear of all pledges, liens, claims, security interests and other charges or defects in title of any nature whatsoever. Except for the subsidiaries or as set forth in Schedule 3.2(a) and Capital Source Partners, a California Real Estate Partnership, XIT owns no shares of any corporation and has no interest, either of record, beneficially or equitably, in any association, partnership, joint venture or other legal entity.

         (b) Capital Structure. The authorized capital stock of XIT consists of 10,000,000 shares of XIT Common Stock, no par value, and 1,000 shares of XIT Preferred Stock, no par value. As of the close of business on December 27, 1996, 4,177,941 shares of XIT Common Stock were outstanding; no shares of XIT Common Stock were held by XIT in its treasury, and no shares of XIT Preferred Stock were outstanding. All outstanding shares of XIT capital stock are validly issued, fully paid and nonassessable and not subject to preemptive rights. Except for options and warrants described in Schedule 3.2(b) hereto, there are no options, warrants, calls, agreements or other rights to purchase or otherwise acquire from XIT at any time, or upon the happening of any stated event, any shares of the capital stock of XIT or any of its subsidiaries, whether or not presently issued or outstanding.


         (c) Certificate of Incorporation, By-Laws, and Minute Books. The copies of the Certificate of Incorporation and all amendments thereto and of the By-Laws, as amended, of XIT and its subsidiaries which have been delivered to XIT are true, correct and complete copies thereof. The minute books of XIT and its subsidiaries which have been made available for inspection contain accurate minutes of all meetings and accurate consents in lieu of meetings of the Board of Directors (and any committee thereof) and of the shareholders of XIT and its subsidiaries since the respective dates of incorporation and accurately reflect all transactions referred to in such minutes and consents in lieu of meetings.

         (d) Authority. XIT has all requisite power and authority to enter into this Agreement and, subject to approval of this Agreement by the shareholders of XIT, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of XIT, and except for the approval and adoption of this Agreement and the Merger by its shareholders, no other corporate or shareholder proceedings on the part of XIT are necessary to authorize the Merger and the other transactions contemplated hereby.

         (e) Conflict with Agreements; Approvals. This Agreement has been duly executed and delivered by XIT and, subject to such approval of this Agreement by the shareholders of XIT, constitutes a valid and binding obligation of XIT enforceable in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any Violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets pursuant to any provision of the Certificate of Incorporation or By-laws of XIT or any of its subsidiaries or, except as set forth on Schedule 3.2(e) hereto or result in any Violation of any loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to XIT or any of its subsidiaries or their respective properties or assets which Violation would have a material adverse effect on XIT and its subsidiaries taken as a whole. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to XIT or any of its subsidiaries in connection with the execution and delivery of this Agreement by XIT or the consummation by XIT of the transactions contemplated hereby, the failure to obtain which would have a material adverse effect on XIT and its subsidiaries, taken as a whole, except for the filing of the Certificate of Merger with the Secretary of State of the State of New Jersey.

         (f) Financial Statements. XIT has delivered to MicroTel true and complete copies of (i) the consolidated balance sheet of XIT at September 30, 1995 and the related consolidated statement of income, changes in shareholders' equity, changes in financial position and notes thereto for the year then ended, certified by KPMG Peat Marwick, independent public accountant (the "XIT 1995 Financials"); and (ii) an unaudited consolidated balance sheet of XIT at September 30, 1996 and related consolidated statement of income, changes in shareholders' equity, changes in financial position and notes thereto for the periods ended September 30, 1996 (the "XIT 1996 Financials"), all of which have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present (subject, in the case of the unaudited XIT 1996 Financials, to normal, recurring audit adjustments) the consolidated financial position of XIT and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the period then ended.

         (g) Books and Records. The books and records of XIT and each of its subsidiaries accurately reflect the transactions to which XIT or the subsidiary is a party or by which their properties are subject or bound, and the assets and liabilities of XIT or the subsidiary, and such books and records, together with internal accounting procedures and controls maintained by XIT and the subsidiaries, provide reasonable assurance that (i) transactions are executed with management's authorization; (ii) transactions are recorded as necessary to permit preparation of XIT's consolidated financial statements and to maintain accountability for the assets of XIT and each subsidiary; (iii) access to the assets of XIT and each subsidiary is permitted only in accordance with management's authorization; (iv) the reported accountability of the assets of XIT and each subsidiary is compared with existing assets at reasonable intervals; and (v) the assets recorded on the books and records of XIT and the subsidiaries accurately reflect the assets owned by such corporations, except for assets owned by XIT and the subsidiaries which have been written off.

         (h) Compliance with Laws. XIT and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are material to the operation of the businesses of XIT and its subsidiaries, taken as a whole (the "XIT Permits"). XIT and its subsidiaries are in compliance with the terms of the XIT Permits, except where the failure so to comply would not have a material adverse effect on XIT and its subsidiaries taken as a whole. The businesses of XIT and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which individually or in the aggregate do not, and, insofar as reasonably can be foreseen, in the future will not, have a material adverse effect on XIT and its subsidiaries taken as a whole. None of XIT, any subsidiary nor any of their officers and directors has: (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law; (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, except as allowed by applicable law; (iii) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (iv) made any direct or indirect unlawful payment to any foreign or domestic government official or employee or any purchasing agent or person charged with similar duties of any entity with which XIT does business from corporate funds; (v) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (vi) engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are accurately reflected in the normally maintained books and records of XIT or the subsidiary; and neither XIT nor any subsidiary has reimbursed or repaid, directly or indirectly, any officer or director for any such illegal or improper contribution or payment. No investigation or review by any Governmental Entity with respect to XIT or any of its subsidiaries is pending or, to the knowledge of XIT, threatened, nor has any Governmental Entity indicated an intention to conduct the same, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, will not have a material adverse effect on XIT and its subsidiaries taken as a whole.

         (i) Absence of Certain Changes or Events. Except as set forth in the XIT 1996 Financials, or except as contemplated by this Agreement, since September 30, 1996, XIT and its subsidiaries have conducted their respective businesses only in the ordinary and usual course, and, as of the date of this Agreement, there has not been (i) any damage, destruction or loss, whether covered by insurance or not, which has, or insofar as reasonably can be foreseen in the future is reasonably likely to have, a material adverse effect on XIT and its subsidiaries taken as a whole; (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of XIT's capital stock; or (iii) any transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) individually or in the aggregate having or which, insofar as reasonably can be foreseen, in the future is reasonably likely to have, a material adverse effect on XIT and its subsidiaries taken as a whole. There is no fact, development or threatened development with respect to the markets, products, services, clients, representatives, customers, facilities, personnel, vendors, suppliers, operations, assets or prospects of the business of XIT or its subsidiaries which are known to XIT which would materially adversely affect the business of XIT or its subsidiaries considered as a whole, other than such conditions as may affect as a whole the economy generally. XIT has used its best efforts to keep available for MicroTel the services of the employees, agents and sales representatives, customers and suppliers of XIT active in the conduct of its business. XIT does not have any reason to believe that any loss of any employee, agent or sales representative, customer, distributor or supplier or other advantageous arrangement will result because of the consummation of the transactions contemplated hereby.

         (j) Accounts Receivable. The accounts receivable of XIT and the subsidiaries as set forth in the XIT 1996 Financials or arising since the date thereof are valid and genuine; arise out of bona fide sales and deliveries of goods, performance of services and other business transactions in the ordinary course of business; are not subject to valid defenses, set-offs or counterclaims; and except as reserved for in the XIT 1996 Financials are collectible within 90 days after billing at the full recorded amounts thereof.

         (k) Inventory. Except as reserved for in the XIT 1996 Financials, all inventory, including without limitation raw materials, work-in process and finished goods, of XIT and its subsidiaries reflected in the XIT 1996 Financials or acquired since the date thereof was acquired and has been maintained in the ordinary course of business of XIT and its subsidiaries consistent with past practice; consists of items of a quality, quantity and condition useable, rentable or saleable in the ordinary course of business of XIT and its subsidiaries consistent with past practice; is valued at reasonable amounts based on the ordinary course of business of XIT and its subsidiaries during the past six months; and is not subject to any material write-down or write-off.

         (l) Liabilities and Obligations. Except as described in Schedule 3.2(l), neither XIT nor any subsidiary has any liabilities or obligations (direct or indirect, contingent or absolute, matured or unmatured) of any nature, whether arising out of contract, tort, statute or otherwise, including federal or state income tax liabilities, except (i) liabilities and obligations in the amounts and categories reflected, reserved against or given effect to in the XIT 1996 Financials; (ii) liabilities and obligations incurred in the ordinary course of business between September 30, 1996 and the date hereof which are consistent with past practice; or (iii) liabilities and obligations that would not have, either individually or in the aggregate, a material adverse effect on the business, prospects, results of operations or condition of XIT, taken as a whole.

         (m) Litigation. There is no suit, action or proceeding pending, or, to the knowledge of XIT, threatened against or affecting XIT or any subsidiary of XIT which is reasonably likely to have a material adverse effect on XIT and its subsidiaries taken as a whole, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against XIT or any subsidiary of XIT having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

         (n) Taxes. Except as described in Schedule 3.2(n), (i) all Tax Returns have been filed with the appropriate governmental agencies in all jurisdictions in which such returns, reports and statements are required to be filed, and all such returns, reports and statements properly reflect the taxes of XIT and its subsidiaries for the periods, properties or events covered thereby; (ii) all Taxes have been properly accrued or paid; (iii) the accruals for Taxes contained in the XIT 1996 Financials are adequate to cover the tax liabilities of XIT and its subsidiaries as of September 30, 1996, and nothing has occurred subsequent to that date to make any of such accruals inadequate; (iv) amounts reflected as carryforwards of credits against United States federal income tax and of net operating losses on the XIT 1996 Financials or on the books of XIT and on the books of any subsidiary are accurate in amount, subject to subsequent limitations relating to the Merger, if any; (v) neither XIT nor any subsidiary has knowledge of any basis for any additional assessment of Taxes; (vi) XIT and each of its subsidiaries have made all deposits required by law with respect to employees' withholding taxes; (vii) neither XIT nor any subsidiary has received any notice of assessment or proposed assessment by the Internal Revenue Service or any other taxing authority in connection with any Tax Returns and there are no pending tax examinations of or tax claims asserted against XIT or any subsidiary.

         Neither XIT nor any subsidiary has waived any law or regulation fixing, or consented to the extension of, any period of time for assessment of any Taxes.

         (o) Assets. Except as described in Schedule 3.2(o), XIT and its subsidiaries have good and marketable title to all their real and personal properties and assets, including without limitation those assets and properties reflected in the XIT 1996 Financials in the amounts and categories reflected therein, free and clear of all mortgages, liens, pledges, charges or encumbrances or other third party interests of any nature whatsoever, except (i) the lien of current taxes not yet due and payable, (ii) properties, interests, and assets disposed of by XIT or any subsidiary since September 30, 1996 solely in the ordinary course of business consistent with past practice, (iii) such secured indebtedness as is disclosed in the XIT 1996 Financials covering the properties referred to therein, and (iv) such imperfections of title, easements and encumbrances, if any, as are not substantial in character, amount or extent and do not materially detract from the value, or interfere with the present or proposed use, of the properties subject thereto. All buildings, structures, facilities, equipment and other items of tangible personal property reflected on the XIT 1996 Financials or acquired since the date thereof are in good operating condition and repair, subject to normal wear and maintenance, are useable in the regular and ordinary course of business of XIT and its subsidiaries and conform to all applicable laws, ordinances, codes, rules and regulations and Authorizations (hereinafter defined) relating to their construction, use and operation. The method of amortization or depreciation used by XIT for financial reporting purposes is sufficient to write-off entirely each building, structure, facility and item of equipment or other tangible personal property during its useful life. The location of all real property owned by XIT or its subsidiaries is disclosed in Schedule 3.2(o).

         (p) Contracts. All Contracts, excluding purchase or sales orders placed in the ordinary course of business and other Contracts involving payments of less than $50,000 over the term thereof, to which XIT or any subsidiary is a party or may be bound and which cannot be terminated by XIT without penalty within 30 days after written notice are listed on Schedule 3.2(p). Except as described in Schedule 3.2(p), all Contracts are valid and in full force and effect on the date hereof, and neither XIT nor any subsidiary has violated any provision of, or committed or failed to perform any act which with notice, lapse of time or both would constitute a default under the provisions of, any Contract, the termination or violation of which might have a materially adverse effect upon the business, assets, liabilities, financial condition, results of operations or prospects of XIT or any subsidiary. True and complete copies of all Contracts, together with all amendments thereto, disclosed in Schedule 3.2(p) have been delivered to MicroTel or made available for inspection. Schedule 3.2(p) identifies all Contracts which require the consent or approval of third parties to the execution and delivery of this Agreement or to the consummation and performance of the transactions contemplated hereby.

         (q) Labor Matters. Neither XIT nor any subsidiary is a party to or bound by any collective bargaining agreements with respect to any employees of XIT or any subsidiary.

         Since January 1, 1990 there has not been, nor to the knowledge of XIT was there or is there threatened, any strike, slowdown, picketing or work stoppage by any union or other group of employees against XIT or any subsidiary or any of their premises, or any other labor trouble or other occurrence, event or condition of a similar character adversely affecting, or which may adversely affect, the business, results of operations or prospects of XIT or any subsidiary.

         (r) Benefit Plans. Schedule 3.2(r) hereto lists all employee benefit plans, contracts, agreements or arrangements sponsored, maintained or contributed to by XIT or any of its United States subsidiaries

         (collectively, the "XIT Employee Benefit Plans") including without limitation all employment, pension, retirement, deferred compensation, incentive, bonus, profit-sharing, stock purchase, stock option, performance share, stock appreciation right, phantom stock, life insurance, death or survivor's benefit, health insurance, sickness, disability, medical, surgical, hospital, severance, layoff or vacation plans, contracts, agreements or arrangements. Accurate summaries of the material benefits provided under all XIT Employee Benefit Plans have been delivered to MicroTel and Sub. Except as described in 3.2(r), (i) neither XIT nor any of its subsidiaries has incurred any obligation to contribute any material amount to any multi-employer plan, as defined in Section 3(37) of ERISA, (ii) neither XIT nor any of its subsidiaries has incurred any material liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA, and
         (iii) each XIT Employee Benefit Plan is in compliance with all applicable laws and regulations in all material respects.

         (s) Patents, Trademarks, etc. XIT and its subsidiaries have all patents, trademarks, trade names, service marks, trade secrets, copyrights and other proprietary intellectual property rights as are material in connection with the businesses of XIT and its subsidiaries, taken as a whole with no material conflict with, or infringement of, any patent, trademark, trade name, service mark, trade secret, copyright or other proprietary intellectual property rights. Schedule 3.2(s) contains a complete and correct listing of all patents, trademarks, tradenames, service marks, copyrights and applications with respect thereto and license agreements owned or filed by any of the XIT or its subsidiaries or in which they have an interest and the nature of such interest.

         (t) Licenses, Permits, etc. XIT and its subsidiaries own or possess in the operation of their business all franchises, licenses, permits, consents, approvals, rights, waivers and other authorizations, governmental or otherwise ("Authorization"), which are necessary for them to conduct their business as now conducted except where the failure to obtain such Authorization would not have, either individually or in the aggregate, a material adverse effect on the business, prospects, results of operations or condition of XIT, taken as a whole. Neither XIT nor any subsidiary is in material default, or has received any notice of any claim of default, with respect to any such Authorization or any notice of any other claim or proceeding or threatened proceeding relating to any such Authorization or claimed lack of any necessary Authorization. Neither the execution or delivery of this

         Agreement nor the consummation of the transactions contemplated hereby will require any notice or consent under or have any material adverse effect upon any such Authorization.


         (u) Environmental Matters.

                  (i) XIT has obtained all permits, licenses and other authorizations which are required under Environmental Laws.

                  (ii) XIT is in full compliance with all terms and conditions of the required permits, licenses and authorizations, and is also in full compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any and all Environmental Laws or contained in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder by any federal, state or local court or other governmental authority, agency or instrumentality except where the failure to comply would not have, either individually or in the aggregate, a material adverse effect on the business, prospects, results of operations or condition of XIT, taken as a whole.

                  (iii) XIT is not aware of, nor has XIT received notice of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance or continued compliance with Environmental Laws or any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder by any federal, state or local court or other governmental authority, agency or instrumentality which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxic or hazardous substance or waste.

                  (iv) There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice or demand letter, notice of violation, investigation, or proceeding pending or threatened against XIT relating in any way to any Environmental Law or any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

                  (v) Except as disclosed on Schedule 3.2(u), there are no tanks in, on or under any of XIT's properties or facilities that are used or have been used for the storage of petroleum products or any other substance, nor have any other tanks ever been located in, on or under any such properties or facilities. There are no asbestos-containing materials in, on or at any of XIT properties or facilities.

         (v) Vote Required. The affirmative vote of a majority of the outstanding shares of XIT Common Stock is the only vote of the holders of any class or series of XIT capital stock necessary to approve this Agreement and the transactions contemplated hereby.

         (w) Transactions and Affiliates. Except as described in Schedule 3.2(w), no director or officer of XIT or any subsidiary or any member of his or her immediate family, is a party to any Contract or other business arrangement or relationship of any kind with XIT or any subsidiary or, except for the ownership of not more than 1% of the stock of a company having a class of securities registered pursuant to the Exchange Act, has an ownership interest in any business, corporate or otherwise, which is a party to, or in any property which is the subject of, business arrangements or relationships of any kind with XIT or any subsidiary.

         (x) Brokers. Except for P.K. Hickey and Co., Inc. and Neil Sussman, Esq., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of XIT or MicroTel and the fee payable to such brokers is (i) $50,000 in cash and five year warrants to purchase 125,000 shares of MicroTel Common Stock at $3.00 per share payable to P.K. Hickey and Co. and (ii) $50,000 in cash and five year warrants to purchase 25,000 shares of MicroTel Common Stock at $3.00 per share payable to Neil Sussman. The number of warrants may be reallocated by P.K. Hickey and Co., Inc. and Neil Sussman as mutually agreed to by such brokers, but in any event the total number of warrants to be issued to such brokers shall not exceed 150,000.The fees of Hickey and Sussman shall be paid following the closing of the Merger and not later than upon the completion of any equity, debt or convertible debt financing by MicroTel.

                                   ARTICLE IV

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         4.1 Covenants of XIT and MicroTel. During the period from the date of this Agreement and continuing until the Effective Time, XIT and MicroTel each agree as to itself and its subsidiaries that (except as expressly contemplated or permitted by this Agreement, or to the extent that the other party shall otherwise consent in writing):

         (a) Ordinary Course. Each party and their respective subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use all reasonable efforts to preserve intact their present business organizations, keep available the services of their present officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and ongoing businesses shall not be impaired in any material respect at the Effective Time.

         (b) Dividends; Changes in Stock. No party shall, nor shall any party permit any of its subsidiaries to, nor shall any party propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) repurchase or otherwise acquire, or permit any subsidiary to purchase or otherwise acquire, any shares of its capital stock.

         (c) Issuance of Securities. No party shall, nor shall any party permit any of its subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any voting debt or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting debt or convertible securities, other than (i) the issuance of XIT Common Stock or MicroTel Common Stock, as the case may be, upon the exercise of stock options or warrants as disclosed in this Agreement in each case outstanding on the date of this Agreement in each case in accordance with their present terms; (ii) the issuance of shares of XIT Common Stock to directors of XIT in satisfaction of unpaid and accrued fees for attendance at meetings of the Board of Directors of XIT and in satisfaction of loans in the aggregate not to exceed $250,000 (with such shares valued at a price per share not less than the average of the closing bid prices of MicroTel Common Stock on the Nasdaq SmallCap Market during the five trading days preceding such issuance), (iii) the issuance of XIT Common Stock in connection with the acquisition of Microwave Printed Circuits, Inc. not to exceed $250,000 in value; (iv) the issuance of up to 2% of the outstanding shares of XIT Common Stock or MicroTel Common Stock, as the case may be; or (v) the issuance of such number of shares of XIT Common Stock or MicroTel Common Stock, as the case may be, as approved by the other party.

         (d) Governing Documents. No party shall amend or propose to amend its Certificate of Incorporation or By-laws.

         (e) No Solicitations. No party shall, nor shall any party permit any of its subsidiaries to, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, solicit or encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any takeover proposal, or agree to or endorse any takeover proposal. Each party shall promptly advise the other orally and in writing of any such inquiries or proposals. As used in this Agreement, "takeover proposal" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving a party hereto or any subsidiary of such party or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, such party or any of its subsidiaries other than the transactions contemplated by this Agreement.

         (f) No Acquisitions. No party shall, nor shall any party permit any of its subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets in each case which are material, individually or in the aggregate, to such party and its subsidiaries taken as a whole. Notwithstanding the foregoing, XIT may enter into an Asset or Stock Purchase Agreement with Microwave Printed Circuits, Inc. for the purpose of acquiring such entity.

         (g) No Dispositions. Other than in the ordinary course of business consistent with prior practice, no party shall, nor shall any party permit any of its subsidiaries to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets, which are material, individually or in the aggregate, to such party and its subsidiaries taken as a whole.

         (h) Indebtedness. No party shall, nor shall any party permit any of its subsidiaries to, incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of such party or any of its subsidiaries or guarantee any debt securities of others other than in each case in the ordinary course of business consistent with prior practice or as mutually agreed to by the parties hereto.

         (i) Compensation. Except as set forth in Section 5.8(c), no party shall grant any increase in the salary or other compensation of its officers or other employees or grant any bonus to any officer or other employee or enter into any employment agreement or make any loan to or enter into any material transaction of any other nature with any officer or other employee of such party other than salary increases or bonuses consistent with the normal compensation policies of such party.

         (j) No New Severance. No party shall take any action to institute any new severance or termination pay practices with respect to any directors or officers or other employees of such party or to increase the benefits payable under its severance or termination pay practices.

         (k) Benefit Plans. No party shall adopt or amend, in any respect, except as may be required by applicable law or regulation, any bonus, profit sharing, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund, plan or arrangement for the benefit or welfare of any directors or officers or other employees except as otherwise contemplated by this Agreement.

         4.2 Other Actions. No party shall, nor shall any party permit any of its subsidiaries to, take any action that would or is reasonably likely to result in any of its representations and warranties set forth in this Agreement being untrue as of the date made (to the extent so limited), or in any of the conditions to the Merger set forth in
Article VI not being satisfied.

         4.3 Advice of Changes; Filings. Each party shall confer on a regular and frequent basis with the other, report on operational matters and promptly advise the other orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, could have, a material adverse effect on such party and its subsidiaries taken as a whole. Each party shall promptly provide the other (or its counsel) copies of all filings made by such party with any State or Federal Governmental Entity in connection with this Agreement and the transactions contemplated hereby and thereby.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         5.1 Preparation and Delivery of Private Placement Memorandum and Information Statement; Shareholder Approval.

         (a) MicroTel and XIT shall promptly prepare a joint Private Placement Memorandum and Information Statement (the "PPM") and deliver such PPM to the XIT shareholders along with such private placement questionnaires, investor representation agreements and other documents necessary to effectuate the issuance of shares of MicroTel Common Stock in the Merger in compliance with Regulation D of the Securities Act (the "Private Placement Documents").

         (b) MicroTel shall use its best efforts to take any action (other than qualifying to do business in any jurisdiction in which it is now not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of MicroTel Common Stock in the Merger and XIT shall furnish all information concerning XIT and the holders of XIT Common Stock as may be reasonably requested in connection with any such action.

         (c) XIT shall, as soon as practical after the date hereof and the delivery of the Private Placement Documents to the XIT shareholders, seek the written consent of the shareholders of XIT in accordance with the NJBCA and XIT's Bylaws in lieu of a meeting. XIT shall use its best efforts to obtain the consents of shareholders necessary to approve this Agreement.

         (d) When seeking shareholder approval of this Agreement, XIT shall provide its shareholders with the PPM and the other Private Placement Documents which shall contain all information reasonably necessary for such shareholders to make an informed decision regarding approval of this Agreement.

         5.2 Restricted MicroTel Shares; Registration Rights; Lock-Up Agreements

         (a) The shares of MicroTel Common Stock to be issued in the Merger will not be registered under the Securities Act, and accordingly, will constitute "restricted securities" for purposes of the Securities Act and, the XIT shareholders will not be able to transfer such shares except upon compliance with the registration requirements of the Securities Act and applicable state securities laws or an exemption therefrom. The certificates evidencing the shares of MicroTel Common Stock to be issued in the Merger shall contain a legend to the foregoing effect.

         (b) MicroTel shall within six months of the Effective Date file a registration statement with the SEC to permit the sale of shares of MicroTel Common Stock by the XIT shareholders from time to time and the shares of MicroTel Common Stock underlying the XIT Warrants to be assumed by MicroTel pursuant to Section 5.7 of this Agreement. Such registration statement shall remain in effect for two years after the Effective Date. The XIT shareholders and warrantholders shall also have "piggyback" registration rights.

         (c) Notwithstanding the registration rights granted pursuant to this Agreement, the MicroTel shares issued in the Merger to the XIT shareholders and the MicroTel Shares to be issued pursuant to the XIT Warrants and XIT Options assumed by MicroTel pursuant to this Agreement shall be subject to "lock-up" agreements preventing the transfer of such shares until the termination of such lock-up agreements. The lock-up agreements will terminate with respect to 25% of such shares on each of the following dates: 6 months after the Closing Date, 12 months after the Closing Date, 15 months after the Closing Date and 18 months after the Closing Date.

         5.3 Access to Information. Upon reasonable notice, MicroTel and XIT shall each (and shall cause each of their respective subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of MicroTel and XIT shall (and shall cause each of their respective subsidiaries to) furnish promptly to the other (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Unless otherwise required by law, the parties will hold any such information which is nonpublic in confidence until such time as such information otherwise becomes publicly available through no wrongful act of either party, and in the event of termination of this Agreement for any reason each party shall promptly return all nonpublic documents obtained from any other party, and any copies made of such documents, to such other party.


         5.4 Legal Conditions to Merger. Each of MicroTel, Sub and XIT will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Merger and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their subsidiaries in connection with the Merger. Each of MicroTel, Sub and XIT will, and will cause its subsidiaries to, take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained or made by MicroTel, XIT or any of their subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

         5.5 Employee Benefit Plans. MicroTel and XIT agree that the XIT Benefit Plans and its subsidiaries in effect at the date of this Agreement shall, to the extent practicable, remain in effect until otherwise determined after the Effective Time. XIT and MicroTel agree that where consolidation of XIT Benefit Plans into MicroTel Benefit Plans is required by regulation or is otherwise deemed by XIT and MicroTel to be in the best interests of XIT and MicroTel, that the consolidated Plans will be conformed to the extent practicable such that the benefits accruing to XIT employees will be no less favorable to XIT employees as a result of such consolidation.

         5.6 Stock Options.

         (a) At the Effective Time, each outstanding option to purchase shares of XIT Common Stock (a "XIT Stock Option") issued pursuant to any stock option plan of XIT (collectively, the "XIT Plans"), whether vested or unvested, shall be assumed by MicroTel. Each XIT Stock Option shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such XIT Stock Option, the same number of shares of MicroTel Common Stock as the holder of such XIT Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time.

         (b) As soon as practicable after the Effective Time, MicroTel shall deliver to the holders of XIT Stock Options appropriate notices setting forth such holders' rights pursuant to the respective XIT Plans and the agreements evidencing the grants of such options.

         (c) MicroTel shall take all corporate action necessary to reserve for issuance a sufficient number of shares of MicroTel Common Stock for delivery upon exercise of the XIT Stock Options assumed in accordance with this Section 5.6. As soon as practicable after the Effective Time, MicroTel shall file a registration statement on Form S-8 (or any successor or other appropriate forms), or another appropriate form with respect to the shares of MicroTel Common Stock subject to such options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

         5.7 Warrants.

         (a) At the Effective Time, each outstanding warrant to purchase shares of XIT Common Stock ("XIT Warrants") whether vested or unvested, shall be assumed by MicroTel. Each XIT Warrant shall be deemed to constitute a warrant to acquire, on the same terms and conditions as were applicable under the XIT Warrant Agreements, the same number of shares of MicroTel Common Stock as the holder of such XIT Warrant would have been entitled to receive pursuant to the Merger had such holder exercised such warrant in full immediately prior to the Effective Time.

         (b) As soon as practicable after the Effective Time, MicroTel shall deliver to the holders of XIT Warrants appropriate notices setting forth such holders' rights pursuant to the respective agreements evidencing the grants of such Warrants.

         (c) MicroTel shall take all corporate action necessary to reserve for issuance a sufficient number of shares of MicroTel Common Stock for delivery upon exercise of the XIT Warrants assumed in accordance with this Section 5.7.

         5.8 MicroTel Board of Directors and Officers.

         (a) At the Effective Time of the Merger all of the officers and directors of MicroTel, other than Jack Talan, shall resign as officers and directors and the current officers and directors of XIT shall be appointed as officers and directors of MicroTel in addition to Jack Talan who shall be appointed as a director of MicroTel for a term of not less than two years after the Effective Date. Jack Talan shall also be appointed as a member of the audit committee during such two year period.

         (b) At least 10 days prior to the Closing Date, MicroTel shall file with the SEC and transmit to all holders of record of MicroTel Common Stock the information required by Section 14(f) of the Exchange Act regarding the election of a majority of directors of MicroTel without a meeting of security holders.

         (c) At the Effective Time of the Merger, MicroTel shall have entered into employment agreements with Messrs. Barry Reifler and Henry Mourad on terms mutually agreeable to both Messrs. Reifler and Mourad as well as MicroTel and XIT and the employment contract between Jacques Moisset and MicroTel shall remain in full force and effect as of the Closing Date.


         5.9 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expense.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

         6.1 Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

         (a) Shareholder Approval. This Agreement shall have been approved and adopted by the affirmative vote of a majority of the outstanding shares of XIT Common Stock.

         (b) Other Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity the failure to obtain which would have a material adverse effect on MicroTel or the Surviving Corporation, taken as a whole, shall have been filed, occurred or been obtained including the filings required by Section 5.8(b) of this Agreement. MicroTel shall have received all state securities or "Blue Sky" permits and other authorizations necessary to issue the MicroTel Common Stock in exchange for the XIT Common Stock and to consummate the Merger.

         (c) Regulation D. The number of shareholders of XIT exchanging XIT shares for shares of MicroTel Common Stock in the Merger who do not qualify as "accredited investors" as defined in Rule 501 of Regulation D of the Securities Act total no more than 35 shareholders.

         (d) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger shall be in effect.

         (e) Business Review. MicroTel shall have completed to its reasonable satisfaction a review of the business, operations, finances, assets and liabilities of XIT and its subsidiaries and shall not have determined that any of the representations or warranties of XIT contained herein are, as of the date hereof or the Closing Date, inaccurate in any material respect or that XIT is otherwise in violation of any of the provisions of this Agreement.

         (f) Dissenting Shares. Holders of no more than five percent (5%) of the outstanding XIT Common Stock shall have elected and perfected appraisal rights under the NJBCA, the holders of which have not, as of the Effective Date, effectively withdrawn or become ineligible for dissenters' rights.

         6.2 Conditions of Obligations of MicroTel and Sub. The obligations of MicroTel and Sub to effect the Merger are subject to the satisfaction of the following conditions unless waived by MicroTel and Sub:

         (a) Representations and Warranties. The representations and warranties of XIT set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and MicroTel shall have received a certificate signed on behalf of XIT by the Chief Executive Officer and by the Chief Financial Officer of XIT to such effect.

         (b) Performance of Obligations of XIT. XIT shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior the Closing Date, and MicroTel shall have received a certificate signed on behalf of XIT by the Chief Executive Officer and by the Chief Financial Officer of XIT to such effect.

         (c) Opinion of Counsel for XIT. MicroTel shall have received an opinion dated the Closing Date of Gallagher, Briody & Butler, counsel for XIT, in form and substance reasonably satisfactory to MicroTel and its counsel relating to such matters as are customarily delivered in connection with a merger transaction.

         (d) Tax Opinion. MicroTel shall have received an opinion of Schneck Weltman Hashmall & Mischel LLP, counsel to MicroTel, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

         (e) Consents. XIT shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, in the reasonable opinion of MicroTel, individually or in the aggregate, have a material adverse effect on XIT and its subsidiaries taken as a whole upon the consummation of the transactions contemplated hereby.

         6.3 Conditions of Obligations of XIT. The obligation of XIT to effect the Merger is subject to the satisfaction of the following conditions unless waived by XIT:

               (a) Representations and Warranties. The representations and warranties of MicroTel and Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and XIT shall have received a certificate signed on behalf of MicroTel by the Chief Executive Officer and by the Chief Financial Officer of MicroTel to such effect.

         (b) Performance of Obligations of MicroTel and Sub. MicroTel and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and XIT shall have received a certificate signed on behalf of MicroTel by the Chief Executive Officer and by the Chief Financial Officer of MicroTel to such effect.

         (c) Opinion of Counsel for MicroTel. XIT shall have received an opinion dated the Closing Date of Schneck Weltman Hashmall & Mischel LLP, counsel for MicroTel, in form and substance reasonably satisfactory to XIT and its counsel relating to such matters as are customarily delivered in connection with a merger transaction.

         (d) Tax Opinion. XIT shall have received an opinion of Gallagher, Briody & Butler, counsel to XIT, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization with the meaning of Section 368(a) of the Code.

         (e) Consents. MicroTel shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, in the reasonable opinion of XIT, individually or in the aggregate, have a material adverse effect on MicroTel and its subsidiaries, taken as a whole, or upon the consummation of the transactions contemplated hereby.

         (f) Business Review. XIT shall have completed to its reasonable satisfaction a review of the business, operations, finances, assets and liabilities of MicroTel and its subsidiaries and shall not have determined that any of the representations or warranties of MicroTel contained herein are, as of the date hereof or the Closing Date, inaccurate in any material respect or that MicroTel is otherwise in violation of any of the provisions of this Agreement.

         (g) Resignation of Officers and Directors. Each officer and director of MicroTel, other than Jack Talan, shall have delivered his resignation as an officer and/or director of MicroTel.

                                   ARTICLE VI

                            TERMINATION AND AMENDMENT

         7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of XIT:

         (a) by mutual consent of MicroTel and XIT;

         (b) by either MicroTel or XIT if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other set forth in this Agreement which breach has not been cured within 5 business days following receipt by the breaching party of notice of such breach, or if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and non-appealable;

         (c) by either MicroTel or XIT if the Merger shall not have been consummated before March 31, 1997; or

         (d) by either party if any required approval of the shareholders of XIT shall not have been obtained of.

         7.2 Effect of Termination. In the event of termination of this Agreement by either XIT or MicroTel as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of MicroTel, Sub or XIT or their respective officers or directors. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses.

         7.3 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of XIT, but, after any such approval, no amendment shall be made which by law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         7.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

         8.1 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the agreements contained in Sections 5.2, 5.3, 5.5, 5.6, 5.7, 5.8, 5.9, 7.2 and 8.1.

         8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a) If to MicroTel or Sub, to

                              MicroTel International, Inc.
                              2040 Fortune Drive, Suite 102
                              San Jose, CA 95131
                              Attention: Mr. Jack Talan, Chairman

                              Facsimile No.: 408-435-1276

                      with a copy to

                              Schneck Weltman Hashmall & Mischel LLP
                              1285 Avenue of the Americas
                              New York, NY 10019
                              Attention: Felice F. Mischel, Esq.

                              Facsimile No.: 212-956-3252

                      and

         (b)  if to XIT, to

                              XIT Corporation
                              4290 East Brickell Street
                              Ontario, CA 91761-1511
                              Attention: Carmine T. Oliva,
                              Chairman, President and Chief Executive Officer

                              Facsimile No.: 909-391-6681
         with a copy to

                              Gallagher, Briody & Butler
                              212 Carnegie Center, Suite 402
                              Princeton, NJ 08540
                              Attn: Thomas P. Gallagher, Esq.

                              Facsimile No.: 609-452-0090

         8.3 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.

         8.4 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         8.5 Entire Agreement; No Third Party Beneficiaries; Rights of Ownership. This Agreement (including the documents and the instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, (b) except as provided in Section 5.2, 5.6 and 5.7, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         8.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware.

         8.7 No Remedy in Certain Circumstances. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof or thereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or thereof or to any other remedy, including but not limited to money damages, for breach hereof or thereof or of any other provision of this Agreement or part hereof or thereof as a result of such holding or order.

         8.8 Publicity. Except as otherwise required by law or the rules of the SEC, so long as this Agreement is in effect, neither MicroTel nor XIT shall, or shall permit any of its subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the written consent of the other party, which consent shall not be unreasonably withheld.

         8.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to MicroTel or to any direct or indirect wholly owned subsidiary of MicroTel. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         IN WITNESS WHEREOF, MicroTel, Sub and XIT have caused this Agreement to be signed by their respective officers thereunto duly authorized, as of the date set forth above.

Attest:                                           MICROTEL INTERNATIONAL, INC.

/s/BARRY REIFLER                                  By: /s/JACK TALAN
-------------------------------                      ---------------------------
Name: Barry Reifler                               Name:  Jack Talan
Title: Secretary                                  Title:  Chairman

Attest:                                           XIT ACQUISITION CORP.

/s/BARRY REIFLER                                  By: /s/JACK TALAN
-------------------------------                      ---------------------------
Name: Barry Reifler                               Name:  Jack Talan
Title: Secretary                                  Title: Chairman

Attest:                                           XIT CORPORATION

 /s/THOMAS P. GALLAGHER                           By: /s/CARMINE T. OLIVA
-------------------------------                      ---------------------------
Name: Thomas P. Gallagher                             Carmine T. Oliva
Title: Assistant Secretary                            Chairman, President and
                                                      Chief Executive Officer